Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Callon Petroleum Company. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  October 17, 2013

LONE STAR VALUE INVESTORS, LP			LONE STAR VALUE CO-INVEST I, LP

By: Lone Star Value Investors GP, LLC, its General Partner			By: Lone Star Value Investors GP, LLC, its General Partner

By:	/s/ Jeffrey E. Eberwein		By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein		Name:	Jeffrey E. Eberwein
	Title:	Manager		Title:	Manager

LONE STAR VALUE MANAGEMENT, LLC			LONE STAR VALUE INVESTORS GP, LLC

By:	/s/ Jeffrey E. Eberwein		By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein		Name:	Jeffrey E. Eberwein
	Title:	Sole Member		Title:	Manager

/s/ Jeffrey E. Eberwein
JEFFREY E. EBERWEIN